CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Wellentech Services, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form SB-2/A of Wellentech Services, Inc., of our report dated February 22, 2006 relating to the financial statements of Wellentech Services, Inc., for the period from November 7, 2005 (Inception) through December 31, 2005, and to the reference to us under the heading "Experts" in the Form SB-2.

SF PARTNERSHIP, LLP

/s/  SF Partnership, LLP
CHARTERED ACCOUNTANTS
Toronto, Canada
October 22, 2007